As filed with the Securities and Exchange Commission on February 19, 2013
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         National Health Partners, Inc.
             (Exact name of registrant as specified in its charter)

          Indiana                                         04-3786176
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          120 Gibraltar Road, Suite 107
                           Horsham, Pennsylvania 19044
              (Address of Principal Executive Offices and Zip Code)

     National Health Partners, Inc. 2013 Employee and Consultant Stock Plan
                            (Full title of the plan)

                           David M. Daniels, President
                          120 Gibraltar Road, Suite 107
                           Horsham, Pennsylvania 19044
                     (Name and address of agent for service)

                                 (215) 682-7114
          (Telephone number, including area code, of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               David E. Wise, Esq.
                                 Attorney at Law
                                  The Colonnade
                           9901 IH-10 West, Suite 800
                            San Antonio, Texas 78230
                            Telephone: (210) 558-2858
                            Facsimile: (210) 579-1775
                           Email: wiselaw@verizon.net

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                            Proposed Maximum    Proposed Maximum       Amount of
Title of Securities       Amount to be       Offering Price    Aggregate Offering    Registration
 to be Registered        Registered (1)        per Share (2)          Price               Fee
-------------------------------------------------------------------------------------------------
Common Stock              12,000,000             $0.08              $960,000            $130.94
=================================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) The price is calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of calculating the registration fee. The registration fee is calculated on the basis of the average of the closing bid and ask prices for the Common Stock as quoted on Nasdaq's OTC Bulletin Board at the close of trading on February 14, 2013, as adjusted for the 1:100 reverse stock split effective February 15, 2013.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed under the Securities Act to register an aggregate of 12,000,000 shares of common stock of National Health Partners, Inc. ("Company") that may be issued pursuant to the 2013 Employee and Consultant Stock Plan ("2013 Stock Plan"). The Company's 2013 Stock Plan authorizes the issuance of a maximum of 12,000,000 shares of our common stock to eligible employees, directors, officers, advisors and consultants of the Company or any of its subsidiaries. All of the shares issuable under the 2013 Stock Plan are being registered under this Registration Statement on Form S-8.

     The purpose of the 2013 Stock Plan is to reward employees, directors, officers, advisors and consultants for their contributions toward the long term goals of the Company and to enable and encourage such employees, directors, officers, advisors and consultants to acquire shares as long term investments.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to David M. Daniels, President, National Health Partners, Inc., 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044. The Company's telephone number is (215) 682-7114.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company incorporates herein by reference the following documents filed with the Securities and Exchange Commission ("Commission"):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on April 16, 2012;
     2. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, filed with the Commission on April 18, 2012;
     3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the Commission on May 21,2012;
     4. The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2012, filed with the Commission on May 22,2012;
     5. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the Commission on October 1, 2012;
     6. The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2012, filed with the Commission on October 9, 2012;
     7. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the Commission on January 2, 2013;
     8. The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2012, filed with the Commission on January 4, 2013;
     9. The Company's Definitive Schedule 14C filed with the Commission on January 25, 2013; and
     10. The Company's Form 8-K Current Report filed with the Commission on February 15, 2013.

     In addition to the foregoing, all documents the Company subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (except for portions of the Company's current reports furnished, as opposed to filed, on Form 8-K), prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this Registration Statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is also incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     The authorized capital stock consists of 505,000,000 shares, of which 500,000,000 shares are designated common stock, par value $.001 per share ("Common Stock") and of which 5,000,000 shares are designated preferred stock, $.001 par value ("Preferred Stock").

COMMON STOCK

     We have authorized 500,000,000 shares of common stock, par value $.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

     Holders of our Common Stock do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PREFERRED STOCK

     We have authorized 5,000,000 shares of Preferred Stock. We have not designated the rights or preferences of our Preferred Stock and there are no shares of Preferred Stock outstanding.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     David E. Wise, Esq., special securities counsel, prepared this registration statement and is eligible to receive shares of the Company's common stock covered by the 2013 Stock Plan and this registration statement. Mr. Wise will receive 200,000 shares of Common Stock that will be covered by this registration statement for prior legal services rendered to the Company. However, none of the shares issuable to Mr. Wise that may be covered by this registration statement will be issued to Mr. Wise on a contingency basis.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         Not applicable.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. See paragraph C. of Item 9 below.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                            Description
------                            -----------

4.1       National Health Partners, Inc. 2013 Employee and Consultant Stock Plan

5.1       Opinion of David E. Wise, Esq.

10.1 Services Agreement, dated February 15, 2013, by and between the Company and Michael Verhunce.

23.1      Consent of David E. Wise, Esq. (included in Exhibit 5.1)

23.2      Consent of HJ & Associates, LLC, Independent Auditor

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Pennsylvania on February 19, 2013.

NATIONAL HEALTH PARTNERS, INC.


/s/ David M. Daniels
-------------------------------------
By: David M. Daniels
President and Chief Executive Officer
(Principal Executive Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.



    /s/ David M. Daniels                                         /s/ David M. Daniels
    -----------------------------------------------              --------------------------------------------
By: David M. Daniels                                         By: David M. Daniels
    President, Chief Executive Officer and Director              Chief Financial Officer
    (Principal Executive Officer)                                (Principal Financial and Accounting Officer)
    February 19, 2013                                            February 19, 2013

                                  EXHIBIT INDEX

Exhibit
Number                            Description
------                            -----------

4.1       National Health Partners, Inc. 2013 Employee and Consultant Stock Plan

5.1       Opinion of David E. Wise, Esq.

10.1 Services Agreement, dated February 15, 2013, by and between the Company and Michael Verhunce.

23.1      Consent of David E. Wise, Esq. (included in Exhibit 5.1)

23.2      Consent of HJ & Associates, LLC, Independent Auditor